Exhibit 99.1
Genpact Reports Full Year and Fourth Quarter 2022 Results
2022 Total Revenue of $4.37 billion, Up 9% (11% constant currency)1,2
2022 Diluted EPS of $1.88, Down 2%; Adjusted Diluted EPS3 of $2.74, Up 12%
Increases Quarterly Dividend by 10% and Share Repurchase Authorization by $500 million

NEW YORK, February 9, 2023 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering outcomes that transform businesses, today announced financial results for the fourth quarter and full year ended December 31, 2022.

“We are pleased with our full year 2022 financial results with revenue growth, adjusted operating income margin and adjusted diluted EPS all coming in at the high-end of our expectations, highlighting the relevance of our Data-Tech-AI services and Digital Operations services for our clients,” said “Tiger” Tyagarajan, Genpact’s President and CEO. “Transformation is a pervasive theme across most enterprises with many of them calling out 2023 as a year of efficiency. We are therefore seeing a robust pipeline, a continuous flow of Data-Tech-AI and large transformational deals.”

Key Financial Highlights – Full Year 2022
•Total revenue was $4.37 billion, up 9% year-over-year (11% on a constant currency basis).1,2
•Revenue from Data-Tech-AI services was $1.96 billion, up 16% year-over-year (18% on a constant currency basis),1,2 representing 45% of total revenue.
•Revenue from Digital Operations services was $2.41 billion, up 3% year-over-year (6% on a constant currency basis),1 representing 55% of total revenue.
•Net income was $353 million, down 4% year-over-year, with a corresponding margin of 8%.
•Income from operations was $502 million, down 1% year-over-year, with a corresponding margin of 11.5%.
•Adjusted income from operations was $718 million, up 8% year-over-year, with a corresponding margin of 16.5%.4,5
•Diluted earnings per share was $1.88, down 2% year-over-year, and adjusted diluted earnings per share3 was $2.74, up 12% year-over-year.
•Income from operations and diluted earnings per share include a $39 million restructuring charge related to lease impairment charges and employee severance costs, as well as a $33 million impairment charge and a $25 million loss related to the business previously designated as held for sale. These items are excluded from adjusted income from operations4 and adjusted diluted earnings per share.3
•New bookings were approximately $3.9 billion, up 6% year-over-year.6
•Cash generated from operations was $444 million, compared to $694 million in 2021.
•Genpact repurchased approximately 4.8 million of its common shares during the year for total consideration of approximately $214 million at an average price per share of $44.79.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Total revenue and revenue from Data-Tech-AI services includes $12 million of revenue associated with a business designated as held for sale.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
4 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
5 Adjusted income from operations margin for the full year 2022 was derived by adjusting total revenue to exclude $12 million of revenue associated with a business designated as held for sale.
6 New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.

Key Financial Highlights – Fourth Quarter 2022
•Total revenue was $1.10 billion, up 3% year-over-year (6% on a constant currency basis).1,2
•Revenue from Data-Tech-AI services was $495 million, up 2% year-over-year (5% on a constant currency basis),1,2 representing 45% of total revenue.
•Revenue from Digital Operations services was $608 million, up 3% year-over-year (7% on a constant currency basis),1 representing 55% of total revenue.
•Net income was $90 million, up 23% year-over-year, with a corresponding margin of 8.1%.
•Income from operations was $128 million, up 14.1% year-over-year, with a corresponding margin of 11.6%.
•Adjusted income from operations was $187 million, up 21% year-over-year, with a corresponding margin of 17.0%.7,8
•Diluted earnings per share was $0.48, up 26% year-over-year, and adjusted diluted earnings per share3 was $0.70, up 30% year-over-year.
•Income from operations and diluted earnings per share include an $11 million impairment charge as well as an $11 million loss related to the business previously designated as held for sale. These items are excluded from adjusted income from operations4 and adjusted diluted earnings per share.3
•Cash generated from operations was $230 million, compared to $247 million in the fourth quarter of 2021.
•Genpact repurchased approximately 710,000 of its common shares during the quarter for total consideration of approximately $32 million at an average price per share of $45.03.
Capital Allocation
•Genpact’s Board of Directors declared a quarterly cash dividend for the first quarter of 2023 of $0.1375 per common share, a 10% increase, payable on March 24, 2023 to shareholders of record as of the close of business on March 10, 2023, and approved an increase of $500 million to the Company’s existing share repurchase authorization. The newly approved quarterly dividend represents a planned annual dividend of $0.55 per common share, increased from $0.50 per common share in 2022.
Full Year 2023 Outlook
Genpact expects:
•Total revenue in the range of $4.64 billion to $4.71 billion, up 6.0% to 7.5%, or 6.5% to 8.0% year-over-year on a constant currency basis.1
•Adjusted income from operations margin9 of approximately 16.8%.
•Adjusted diluted EPS10 in the range of $2.92 to $2.99.
Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on February 9, 2023 to discuss the company’s performance for the fourth quarter and full year ended December 31, 2022. Those who wish to participate can register here to receive a dial-in number and unique PIN to access the call seamlessly. It is recommended callers join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call). A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.
7 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
8 Adjusted income from operations margin for the fourth quarter of 2022 was derived by adjusting total revenue to exclude $3 million of revenue associated with a business designated as held for sale.
9 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
10 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact
Genpact (NYSE: G) is a global professional services firm delivering the outcomes that transform our clients' businesses and shape their future. We're guided by our real-world experience redesigning and running thousands of processes for hundreds of global companies. Our clients – including many in the Global Fortune 500 – partner with us for our unique ability to combine deep industry and functional expertise, leading talent, and proven methodologies to drive collaborative innovation that turns insights into action and delivers outcomes at scale. We create lasting competitive advantages for our clients and their customers, running digitally enabled operations and applying our Data-Tech-AI services to design, build, and transform their businesses. And we do it all with purpose. From New York to New Delhi and more than 30 countries in between, our 115,000+ team is passionate in its relentless pursuit of a world that works better for people.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2023, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the invasion of Ukraine by Russia and the related sanctions and other measures being implemented or imposed in response thereto, as well as any potential expansion or escalation of the conflict or its economic disruption beyond its current scope, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to effectively price our services and maintain pricing and employee utilization rates, the impact of the COVID-19 pandemic on our business and on our employees, clients, partners and suppliers, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2021	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$899,458	$646,765
Accounts receivable, net of allowance for credit losses of $24,329 and $20,442 as of December 31, 2021 and December 31, 2022, respectively	887,742	994,755
Prepaid expenses and other current assets	134,441	137,972
Total current assets	$1,921,641	$1,779,492

Property, plant and equipment, net	215,089	180,758
Operating lease right-of-use assets	270,603	198,366
Deferred tax assets	106,322	135,483
Intangible assets, net	169,635	89,715
Goodwill	1,731,027	1,684,196
Contract cost assets	238,794	216,670
Other assets, net of allowance for credit losses of $3,711 and $3,198 as of December 31, 2021 and December 31, 2022, respectively	322,158	304,134
Total assets	$4,975,269	$4,588,814

Liabilities and equity
Current liabilities
Short-term borrowings	$—	$151,000
Current portion of long-term debt	383,433	26,136
Accounts payable	24,984	35,809
Income taxes payable	47,353	45,306
Accrued expenses and other current liabilities	791,440	791,007
Operating leases liability	61,591	54,063
Total current liabilities	$1,308,801	$1,103,321

Long-term debt, less current portion	1,272,476	1,249,153
Operating leases liability	247,707	190,398
Deferred tax liabilities	3,942	4,176
Other liabilities	245,210	215,608
Total liabilities	$3,078,136	$2,762,656

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 185,336,357 and 182,924,416 issued and outstanding as of December 31, 2021 and December 31, 2022, respectively	1,847	1,823
Additional paid-in capital	1,717,165	1,777,453
Retained earnings	732,474	780,007
Accumulated other comprehensive income (loss)	(554,353)	(733,125)
Total equity	$1,897,133	$1,826,158

Total liabilities and equity	$4,975,269	$4,588,814

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended December 31,
	2020	2021	2022
Net revenues	$950,568	$1,072,277	$1,102,545
Cost of revenue	613,645	702,656	717,337
Gross profit	$336,923	$369,621	$385,208
Operating expenses:
Selling, general and administrative expenses	207,860	244,858	236,557
Amortization of acquired intangible assets	11,670	13,824	9,862
Other operating (income) expense, net	4,340	(986)	11,038
Income from operations	$113,053	$111,925	$127,751
Foreign exchange gains (losses), net	(4,129)	1,140	6,080
Interest income (expense), net	(10,888)	(13,236)	(15,513)
Other income (expense), net	2,292	3,929	4,799
Income before income tax expense	$100,328	$103,758	$123,117
Income tax expense	25,346	30,673	33,405
Net income	$74,982	$73,085	$89,712
Earnings per common share
Basic	$0.40	$0.39	$0.49
Diluted	$0.38	$0.38	$0.48
Weighted average number of common shares used in computing earnings per common share
Basic	189,470,107	187,373,174	183,371,581
Diluted	194,823,683	193,191,605	187,525,698

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Year ended December 31,
	2020	2021	2022
Net revenues	$3,709,377	$4,022,211	$4,371,172
Cost of revenue	2,418,137	2,590,252	2,834,774
Gross profit	$1,291,240	$1,431,959	$1,536,398
Operating expenses:
Selling, general and administrative expenses	789,849	865,715	938,385
Amortization of acquired intangible assets	43,343	58,448	42,667
Other operating (income) expense, net	19,331	(1,203)	53,195
Income from operations	$438,717	$508,999	$502,151
Foreign exchange gains (losses), net	7,482	12,669	15,392
Interest income (expense), net	(48,960)	(51,434)	(52,204)
Other income (expense), net	3,238	12,895	(103)
Income before income tax expense	$400,477	$483,129	$465,236
Income tax expense	92,201	113,681	111,832
Net income	$308,276	$369,448	$353,404
Earnings per common share
Basic	$1.62	$1.97	$1.92
Diluted	$1.57	$1.91	$1.88
Weighted average number of common shares used in computing earnings per common share
Basic	190,396,780	187,802,219	184,184,930
Diluted	195,780,971	192,961,841	188,087,240

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year ended December 31,
	2020	2021	2022
Operating activities
Net income	$308,276	$369,448	$353,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,499	109,124	86,849
Amortization of debt issuance costs (including loss on extinguishment of debt)	2,248	2,678	2,376
Amortization of acquired intangible assets	43,343	58,448	42,667
Write-down of intangible assets and property, plant and equipment	14,083	915	1,377
Impairment charge on assets classified as held for sale	—	—	32,575
Write-down of operating right-of-use assets and other assets	18,084	—	20,307
Allowance for credit losses	5,707	1,487	1,583
Unrealized loss/(gain) on revaluation of foreign currency asset/liability	9,578	(8,304)	525
Stock-based compensation expense	74,008	81,968	77,373
Deferred tax benefit	(22,587)	(9,263)	(29,151)
Others, net	(1,291)	623	863
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	42,505	(11,803)	(112,341)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(99,852)	83,432	3,822
Increase (decrease) in accounts payable	(12,480)	11,740	14,185
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liability	87,180	(2,057)	(54,329)
Increase (decrease) in income taxes payable	(993)	5,845	1,585
Net cash provided by operating activities	$584,308	$694,281	$443,670
Investing activities
Purchase of property, plant and equipment	(70,170)	(53,341)	(50,614)
Payment for internally generated intangible assets (including intangibles under development)	(10,201)	(3,907)	(3,775)
Proceeds from sale of property, plant and equipment and intangible assets	607	6,384	60
Payment for business acquisitions, net of cash acquired	(186,633)	(72,025)	(33)
Proceeds from divestiture of business	—	—	17,769
Proceed from sale of investment	—	142	—
Net cash used for investing activities	$(266,397)	$(122,747)	$(36,593)
Financing activities
Repayment of finance lease obligations	(10,567)	(13,926)	(12,810)
Payment of debt issuance costs	(620)	(3,029)	(3,045)
Proceeds from long-term debt	—	350,000	239,130
Repayment of long-term debt	(34,000)	(34,002)	(620,130)
Proceeds from short-term borrowings	610,000	—	261,000
Repayment of short-term borrowings	(430,000)	(250,000)	(110,000)
Proceeds from issuance of common shares under stock-based compensation plans	25,135	35,051	27,751
Payment for net settlement of stock-based awards	(34,083)	(35,717)	(44,942)
Payment of earn-out consideration	(6,552)	(2,556)	(2,437)
Dividend paid	(74,212)	(80,479)	(91,837)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(137,112)	(298,219)	(214,082)
Others	—	(6)	—
Net cash used for financing activities	$(92,011)	$(332,883)	$(571,402)
Effect of exchange rate changes	(12,556)	(19,633)	(88,368)
Net increase (decrease) in cash and cash equivalents	225,900	238,651	(164,325)
Cash and cash equivalents at the beginning of the period	467,096	680,440	899,458
Cash and cash equivalents at the end of the period	$680,440	$899,458	$646,765
Supplementary information
Cash paid during the period for interest (including interest rate swaps)	$49,101	$46,348	$51,147
Cash paid during the period for income taxes, net of refunds	$193,946	$31,761	$145,979
Property, plant and equipment acquired under finance lease obligations	$29,526	$286	$7,078

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact (a) initiated restructuring measures and, as a result, recorded a charge related to i) right-of-use lease assets and other assets related to certain abandoned leased office properties and ii) employee severance costs resulting from a focused reduction in Genpact's workforce and (b) approved a plan to divest a business that is no longer deemed strategic. Given the specialized nature of this business, we anticipated completing a transaction within twelve months after the end of the second quarter of 2022, and therefore, we classified the revenues and expenses related to this business as held for sale. Additionally, during the third and fourth quarters of 2022, the Company recorded a non-cash impairment charge to adjust the carrying amount of the assets of the business designated as held for sale to their fair value. Genpact's management believes that excluding such restructuring charges and the revenues, expenses and impairment charge attributable to the business held for sale in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months and years ended December 31, 2021 and 2022:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2021	2022	2021	2022
Net income	$73,085	$89,712	$369,448	$353,404
Foreign exchange (gains) losses, net	(1,140)	(6,080)	(12,669)	(15,392)
Interest (income) expense, net	13,236	15,513	51,434	52,204
Income tax expense	30,673	33,405	113,681	111,832
Stock-based compensation expense	23,364	22,479	81,968	77,373
Amortization and impairment of acquired intangible assets	13,664	9,857	57,641	42,566
Restructuring expenses	—	—	—	38,815
Acquisition-related expenses	1,177	—	1,177	—
Loss relating to business held for sale	—	10,551	—	24,842
Impairment charge on assets classified as held for sale	—	11,149	—	32,575
Adjusted income from operations	$154,059	$186,586	$662,680	$718,219
Net income margin	6.8%	8.1%	9.2%	8.1%
Adjusted income from operations margin	14.4%	17.0%	16.5%	16.5%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2021	2022	2021	2022
Income from operations	$111,925	$127,751	$508,999	$502,151
Stock-based compensation expense	23,364	22,479	81,968	77,373
Amortization and impairment of acquired intangible assets	13,664	9,857	57,641	42,566
Other income (expense), net	3,929	4,799	12,895	(103)
Restructuring expenses	—	—	—	38,815
Acquisition-related expenses	1,177	—	1,177	—
Loss relating to business held for sale	—	10,551	—	24,842
Impairment charge on assets classified as held for sale	—	11,149	—	32,575
Adjusted income from operations	$154,059	$186,586	$662,680	$718,219
Income from operations margin	10.4%	11.6%	12.7%	11.5%
Adjusted income from operations margin	14.4%	17.0%	16.5%	16.5%

Reconciliation of Diluted EPS to Adjusted Diluted EPS11
(Per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2022	2021	2022
Diluted EPS	$0.38	$0.48	$1.91	$1.88
Stock-based compensation expense	0.12	0.12	0.42	0.41
Amortization and impairment of acquired intangible assets	0.07	0.05	0.30	0.23
Acquisition-related expenses	0.01	—	0.01	—
Restructuring expenses	—	—	—	0.21
Loss relating to business held for sale	—	0.06	—	0.13
Impairment charge on assets classified as held for sale	—	0.06	—	0.17
Tax impact on stock-based compensation expense	(0.02)	(0.04)	(0.11)	(0.12)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)	(0.07)	(0.06)
Tax impact on acquisition-related expenses	(0.00)	—	(0.00)	—
Tax impact on restructuring expenses	—	—	—	(0.05)
Tax impact on loss relating to business held for sale	—	(0.01)	—	(0.03)
Tax impact on impairment charge on assets classified as held for sale	—	(0.01)	—	(0.03)
Adjusted diluted EPS	$0.54	$0.70	$2.45	$2.74

11 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2023:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin12

Year ending December 31, 2023
Net income margin	9.9%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.2%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.7%
Adjusted income from operations margin	16.8%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin12

Year ending December 31, 2023
Income from operations margin	14.2%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.7%
Adjusted income from operations margin	16.8%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS12
(Per share data)

	Year ending December 31, 2023
	Lower	Upper
Diluted EPS	$2.44	$2.50
Estimated stock-based compensation expense	0.48	0.48
Estimated amortization and impairment of acquired intangible assets	0.17	0.17
Estimated tax impact on stock-based compensation expense	(0.12)	(0.12)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.04)
Adjusted diluted EPS	$2.92	$2.99

12 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.